April 11th, 2013

Silverton Adventures, Inc.

Att.:  Ron Miller, CEO

6283-B South Valley View Boulevard

Las Vegas, NV. 89118

Re.:

Letter of Resignation

Dear Mr. Miller:

I hereby respectfully tender my resignation as a member of the Board of Directors of Silverton Adventures, Inc., (the “Company”), and thus no longer will be acting in the capacity as Director.

Sincerely,

/s/ Sarit Mor

Sarit Mor